UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 11, 2012

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employment Identification Number)

100 PUTNAM GREEN, GREENWICH, CT  06830-6027
(Address of principal executive offices, including zip code)

(203) 532-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. OTHER INFORMATION

AmBase Corporation ("AmBase" or the "Company") is pleased to announce that on October 11, 2012, the United States Court of Federal Claims ("Court of Federal Claims") issued an order approving the previously announced settlement agreement in the Supervisory Goodwill legal proceedings between AmBase, the Federal Deposit Insurance Corporation-Receiver ("FDIC-R") and the Department of Justice ("DOJ") on behalf of the United States of America (the "United States") (the "Settlement Agreement"). Pursuant to the Settlement Agreement, within ten (10) business days of the Court of Federal Claims' order, the United States is required to remit $180,650,000 (one hundred eighty million, six hundred fifty thousand dollars) directly to AmBase.

A copy of the October 11, 2012, Court of Federal Claims' order is provided as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By /s/ Richard A. Bianco
Richard A. Bianco
Chairman, President and Chief Executive Officer
AmBase Corporation
Date: October 11, 2012

EXHIBIT INDEX

Exhibit                                                                      Description

99	United States Court of Federal Claims October 11, 2012, Order approving the Settlement Agreement.